Appendix A

Set forth below is the name and present principal occupation or employment of each director and executive officer of the Reporting Person. The business address of each of the directors and executive officers is c/o KDDI Corporation, The Linkpillar 1 North, 2-21-1 Takanawa, Minato-ku, Tokyo 108-8618, Japan.

Name	KDDI Directors and Executive Officers Present Principal Occupation or Employment	Citizenship

Makoto Takahashi	Chairman and Representative Director of KDDI	Japan

Hiromichi Matsuda	President, Representative Director, CEO, and Executive Director (Corporate & Marketing Communications Sector) of KDDI	Japan

Yasuaki Kuwahara	Executive Vice President, Representative Director, and Executive Director (Business Solution Sector) of KDDI	Japan

Nanae Saishoji	Senior Managing Executive Officer, Director, Executive Officer of Sustainability, CFO, and Executive Director (Corporate Sector) of KDDI	Japan

Hiroshi Takezawa	Senior Managing Executive Officer, Director, and Executive Director (Personal Business Sector) of KDDI	Japan

Tomohiko Katsuki	Managing Executive Officer, Director, Chief Digital Officer, Executive Director (Open Innovation Division), Chief Strategy Officer, and Executive Director (Corporate Strategy Planning Division) of KDDI	Japan

Goro Yamaguchi	Outside Director of KDDI, Outside Director of Toyota Tsusho Corporation, and Chairman of the Board and Representative Director of Kyocera Corporation	Japan

Keiji Yamamoto	Outside Director of KDDI and Chief Officer (Digital Information and Communication Group) of Toyota Motor Corporation	Japan

Tsutomu Tannowa	Outside Director of KDDI, Outside Director of Tokyo Gas Co., Ltd., and Director and Chairperson of the Board of Mitsui Chemicals, Inc.	Japan

Junko Okawa	Outside Director of KDDI, Outside Director of Tokyo Electric Power Company Holdings, Inc., and Outside Director of Asahi Group Holdings, Ltd.	Japan

Kyoko Okumiya	Outside Director of KDDI, Director of Japan Corporate Governance Network, Outside Director of Asahi Kogyosha Co., Ltd., and Partner of Tanabe & Partners	Japan

Makoto Ando	Outside Director of KDDI, Programme Director of Fundamental Technologies for Sustainable Efficient Radio Wave Use R&D Project of Ministry of Internal Affairs and Communications of Japan, Chairperson of Japan Coordinating Council for Wireless Power Transfer, Programme Director of Strategic Information and Communications R&D Promotion Programme of Ministry of Internal Affairs and Communications of Japan, and Emeritus Professor of Institute of Science Tokyo	Japan

Kazuyuki Yoshimura	Senior Managing Executive Officer of KDDI	Japan

Masatoshi Natani	Managing Executive Officer of KDDI	Japan

Kazuhiro Yamamoto	Managing Executive Officer of KDDI	Japan

Hirohisa Furuichi	Managing Executive Officer of KDDI	Japan

Kazuhiko Masuda	Managing Executive Officer of KDDI	Japan

Takashi Kishida	Managing Executive Officer of KDDI	Japan

Yasuo Tawara	Managing Executive Officer of KDDI	Japan

Hiroaki Hosoi	Managing Executive Officer of KDDI	Japan

Masakazu Kuroi	Executive Officer of KDDI	Japan

Hiroyuki Akaishi	Executive Officer of KDDI	Japan

Kazukuni Tada	Executive Officer of KDDI	Japan

Hitoshi Oda	Executive Officer of KDDI	Japan

Tomoko Nakayama	Executive Officer of KDDI	Japan

Tatsuo Sato	Executive Officer of KDDI	Japan

Akihito Fujii	Executive Officer of KDDI	Japan

Hajime Nakamura	Executive Officer of KDDI	Japan

Toshikazu Murayama	Executive Officer of KDDI	Japan

Kenji Aketa	Executive Officer of KDDI	Japan

Yoshihiro Uchiyama	Executive Officer of KDDI	Japan

Takashi Kimura	Executive Officer of KDDI	Japan

Masami Sasaki	Executive Officer of KDDI	Japan

Masato Kobayashi	Executive Officer of KDDI	Japan

Naoto Hishida	Executive Officer of KDDI	Japan

Yukio Uemura	Executive Officer of KDDI	Japan

Hirotoyo Nakashima	Executive Officer of KDDI	Japan

Tomoyuki Otani	Executive Officer of KDDI	Japan

Keiji Tanaka	Executive Officer of KDDI	Japan

Makoto Kadowaki	Executive Officer of KDDI	Japan

Kazuhiro Furuhata	Executive Officer of KDDI	Japan

Takayo Takamuro	Executive Officer of KDDI	Japan

Shinya Muramoto	Executive Officer of KDDI	Japan

Nobuaki Monoe	Executive Officer of KDDI	Japan

Shugo Takagi	Executive Officer of KDDI	Japan

Hiroki Hisaki	Executive Officer of KDDI	Japan

Kentaro Matsuura	Executive Officer of KDDI	Japan

Hiromasa Sugisaki	Executive Officer of KDDI	Japan

Katsuhiko Arai	Executive Officer of KDDI	Japan

Satoshi Miyaji	Executive Officer of KDDI	Japan

Kaichiro Tezuka	Executive Officer of KDDI	Japan